Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-172299) and Form S-8 (File Nos. 333-01419, 333-45661, 333-64160, 333-125072, 333-183414 and 333-192604) of Dover Corporation of our report dated February 14, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 14, 2014